UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): February 22, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Luisa Ingargiola as a director.  Her appointment is effective immediately and she will stand for election to the Board at the Company’s 2016 Annual Meeting of Stockholders.  Ms. Ingargiola will serve as Chair of the Audit Committee and as a member of the Board’s Compensation Committee.

There was no arrangement or understanding between Ms. Ingargiola and any other persons pursuant to which Ms. Ingargiola was selected to serve as a director, and there are no related party transactions involving Ms. Ingargiola that are reportable under Item 404(a) of Regulation S-K.

Ms. Ingargiola will receive a stock option to purchase 1,000 shares of the Company’s common stock consistent with the Company’s standard compensation arrangement for non-employee directors as described in the Company’s most recent information statement. A copy of the Company’s press release announcing the appointment of Ms. Ingargiola is attached hereto as  Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 23, 2016, entitled "COPsync, Inc. Appoints Luisa Ingargiola to its Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: February 24, 2016	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer